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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement pertaining to the Apache Corporation 2000 Share Appreciation Plan of our report dated March 14, 2003 with respect to the financial statements of Apache Corporation and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP
                                       ERNST & YOUNG LLP


Houston, Texas
June 5, 2003